Exhibit 1.1

48,000,000 Shares

GENWORTH FINANCIAL, INC.

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

September 15, 2009

September 15, 2009

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park,

New York, NY 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As Representatives of the several Underwriters named in Schedule I hereto

Dear Sirs and Mesdames:

Genworth Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 48,000,000 shares of its Class A Common Stock, par value $0.001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of 7,200,000 shares of its Class A Common Stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that you, as Representatives of the underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are collectively referred to as the “Shares.” The shares of Class A Common Stock, par value $0.001 per share of the Company (including the Shares) are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus on Form S-3 (File No. 333-161562), relating to securities, including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shares dated August 26, 2009 is hereinafter referred to as the “Base Prospectus.” For purposes of this Agreement, “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”) and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated September 14, 2009.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each identified on Schedule II hereto (which shall not include any Electronic Road Show as defined in Section 1(b) hereof) and the pricing information set forth in Schedule III hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), and the Company has not received notice from the Commission objecting to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the preliminary prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering at or prior to the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (each such road show, an “Electronic Road Show”), when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Shares in connection with the offering at or prior to the Closing Date (as defined in Section 4), any such Electronic Road Show, when considered together with the Time of Sale Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and Electronic Road Shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company set forth on Schedule IV hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus; for purposes of this Agreement, Schedule IV hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized Common Stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S. federal, state or local governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained and as may be required to be obtained by the Company under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) Neither the Company nor any of its Designated Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) There has not occurred any material adverse change in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described therein and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(n) The preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Subsequent to the date as of which information is given in the Time of Sale Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than any such purchases (A) pursuant to the Company’s publicly-announced stock repurchase program and/or (B) to cover withholding tax obligations of the Company’s employees in connection with their exercise of outstanding equity awards under the Company’s existing employee incentive plans), or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as otherwise described or otherwise contemplated in the Time of Sale Prospectus.

(r) The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Designated Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) The Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its Designated Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary,” collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus, except where the failure to have such Authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as described in the Time of Sale Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Insurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Except as described in the Time of Sale Prospectus or as otherwise agreed to by the parties hereto, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Financial Services LLC, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(x) The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The Shares have been authorized for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance, and have been registered under the Exchange Act.

(z) Except as described in the Registration Statement or the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aa) The statements set forth in (i) the Time of Sale Prospectus under the captions “Description of Class A Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and “U.S. Federal Income Tax Consequences,” (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Item 1. Business – Regulation,” (iii) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 “Part II.—Other Information—Item 1. Legal Proceedings,” as supplemented by the information disclosed in the Current Report on Form 8-K filed by the Company on September 14, 2009, (iv) the Company’s Proxy Statement for the Company’s 2009 annual meeting of stockholders under the caption “Certain Relationships and Transactions” and (v) the Registration Statement under the caption “Item 15 – Indemnification of Directors and Officers,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

(bb) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(cc) KPMG LLP, whose report is incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Shares set forth in Schedule I hereto opposite its name at $11.2729 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in the first paragraph of this Agreement at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby covenants with each Underwriter that it will not during the period ending 90 days after the date of the Prospectus, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company’s benefit plans as described in the Prospectus; provided that such options, restricted stock or awards do not become exercisable or vest during such 90-day period, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the lapse of restrictions on restricted stock units, the settlement of stock appreciation rights or the conversion of a security outstanding on or prior to the date hereof and which is described in the Prospectus of which the Underwriters have been advised in writing, (C) issuances by the Company of shares of Common Stock in connection with the acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, so long as (i) the aggregate amount of such issuances does not exceed $500 million and (ii) each of the recipients of the Common Stock agrees in writing prior to the consummation of any such transaction to be bound by the provisions of the preceding paragraph for the remainder of such 90-day period and (D) the filing of a registration statement on Form S-8 relating to the issuance of stock options, restricted stock and other awards pursuant to the Company’s employee benefit plans as described in the Prospectus.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $11.75 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.2863 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 21, 2009, or at such other time on the same or such other date, not later than September 28, 2009, as shall be agreed in writing by the parties. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than seven business days after the date of the notice described in Section 2, as shall be designated in writing by you.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) except as otherwise agreed to the parties hereto, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change, in the rating accorded any of the Company’s securities or the Company’s financial strength or claims-paying ability by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule

436(g)(2) under the Securities Act; provided, however, that an ordinary course review that does not indicate a downward direction of the possible change shall not constitute a review for a possible change; and

(ii) there shall not have occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, dated the Closing Date, as set forth in Exhibits B-1 and B-2.

(d) The Underwriters shall have received on the Closing Date an opinion of Dewey & LeBoeuf LLP, special U.S. regulatory counsel for the Company, dated the Closing Date, as set forth in Exhibit C.

(e) The Underwriters shall have received on the Closing Date an opinion of Leon E. Roday, Esq., the Company’s General Counsel, dated the Closing Date, as set forth in Exhibit D.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters shall request.

The opinions of Weil, Gotshal & Manges LLP, Dewey & LeBoeuf LLP and Leon E. Roday, Esq. described in Sections 5(c)- 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of Amy R. Corbin, the Company’s Vice President and Controller, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or as promptly as practicable thereafter and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the completion of the distribution of the Shares by the Underwriters, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To pay any required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(4) under the Securities Act.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or the reasonable fees of counsel in producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of any Electronic Road Show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. The Underwriters covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters. The Underwriters acknowledge and agree that, except as may be set forth in Schedules II and III hereto, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h)) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Electronic Road Show or the Prospectus (if used within the period set forth in paragraph (f) of Section 6 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by you on behalf of such Underwriter expressly for use in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, (ii) if the indemnifying person is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by clause 9(d)(i) or 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above or the relative fault referred to in clause 9(d)(ii) but also the relative fault (in cases covered by clause 9(d)(i)) or such relative benefits (in cases covered by clause 9(d)(ii)) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on the NYSE shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York State authorities or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representatives, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Shares.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase on such date pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Nature of Underwriters’ Obligations. The Company acknowledges that in connection with the offering of the Shares: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

Very truly yours,

GENWORTH FINANCIAL, INC.

By:	/s/ Patrick B. Kelleher
Name:	Patrick B. Kelleher
Title:	Senior Vice President–Chief Financial Officer

Accepted as of the date hereof

GOLDMAN, SACHS & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

DEUTSCHE BANK SECURITIES INC.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Lisa Carnoy
Name:	Lisa Carnoy
Title:	Global Head Equity Capital Markets

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Peter Babej
Name:	Peter Babej
Title:	Managing Director

By:	/s/ Ray Peters
Name:	Ray Peters
Title:	Managing Director

SCHEDULE I

Underwriters	Number of Shares To Be Purchased
Goldman, Sachs & Co.	21,280,800
Merrill Lynch, Pierce, Fenner & Smith Incorporated	14,187,216
Deutsche Bank Securities Inc.	11,822,592
Dowling & Partners Securities, LLC	709,392

Total:	48,000,000

I-1

SCHEDULE II

Free Writing Prospectuses

None

II-1

SCHEDULE III

Pricing Information

1.	Price per Share to the public: $11.75

2.	Total number of Shares Offered: 48,000,000 (or 55,200,000 if the underwriters exercise in full the overallotment option)

III-1

SCHEDULE IV

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Incorporation

Brookfield Life Assurance Company Limited	(Bermuda)

Financial Assurance Company Limited	(United Kingdom)

Genworth Canada Holdings I Limited	(Canada)

Genworth Financial International Holdings, Inc.	(Delaware)

Genworth Financial Mortgage Insurance Company Canada	(Canada)

Genworth Financial Mortgage Insurance Pty Limited	(Australia)

Genworth Life and Annuity Insurance Company	(Virginia)

Genworth Life Insurance Company	(Delaware)

Genworth Life Insurance Company of New York	(New York)

Genworth Mortgage Holdings, LLC	(North Carolina)

Genworth Mortgage Insurance Corporation	(North Carolina)

Genworth Mortgage Insurance Corporation of North Carolina	(North Carolina)

Genworth North America Corporation	(Washington)

Viking Insurance Company, Ltd.	(Bermuda)

IV-1

EXHIBIT A

FORM OF DIRECTOR & OFFICER LOCK-UP LETTER

, 2009

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

As Representative of the several Underwriters

Dear Sirs and Mesdames:

The undersigned understands that Goldman, Sachs & Co. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Genworth Financial, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) of shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The several underwriters of the Offering shall herein be referred to as the “Underwriters.”

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the Offering (the “Lock-up Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions on transfer shall not apply to (a) the transfer of any shares of Common Stock to an immediate family member of the undersigned or to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned, (b) the transfer of any shares of Common Stock to a transferee as a bona fide gift or gifts, (c) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (d) the transfer of any shares of Common Stock upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of

A-1

restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof or (e) the transfer of any shares of Common Stock on behalf of the undersigned by the undersigned’s broker sold pursuant to a 10b5-1 trading plan adopted before the date of the Underwriting Agreement; provided, however, that in the case of any transfer pursuant to clause (a) or (b) of this sentence, the transferee agrees in writing to be bound by the terms of this agreement and provided further, however, that, in the case of any transfer pursuant to clause (a), (b) or (c) of this sentence, no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60 day period referred to above). Immediate family member of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person. In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co., on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the Lock-up Date, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned understands that if the Underwriting Agreement shall not be entered into within 90 days of the date hereof or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

A-2

EXHIBIT B-1

FORM OF U.S. COMPANY COUNSEL OPINION

1. The Company has been duly incorporated, is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Time of Sale Prospectus.

2. Each of Genworth Financial International Holdings, Inc., and Genworth Life Insurance Company (each, a “Subsidiary”) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. The authorized capital stock of the Company consists of 1,500,000,000 shares of Class A Common Stock, par value $0.001 per share, 700,000,000 shares of Class B Common Stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share.

4. All the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of its subsidiaries. To our knowledge, such shares are also owned beneficially by the Company or one of its subsidiaries and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

5. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

6. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or any federal law or regulation (other than federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

B-1-1

7. The Shares have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights pursuant to law or the Company’s Amended and Restated Certificate of Incorporation.

8. No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Delaware corporate governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9. The statements set forth in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of Class A Common Stock” and (B) the Registration Statement in response to the requirements of Item 15 of Form S-3, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

10. The statements in the Prospectus under the caption “United States Federal Income Tax Consequences,” insofar as such statements constitute summaries of matters of U.S. federal income and estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

11. To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

12. The Registration Statement has become effective under the Securities Act of 1933, as amended, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

B-1-2

EXHIBIT B-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Offering Documents.

We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, its special insurance regulatory counsel, you and your counsel, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), and the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (including the Incorporated Documents), as of 6:00 P.M. on September 15, 2009, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT C

FORM OF U.S. COMPANY REGULATORY COUNSEL OPINION

1.	Each Insurance Subsidiary listed in Schedule A hereto has the necessary permits, licenses and authorizations under the insurance laws and regulations of the jurisdiction set forth opposite such Insurance Subsidiary’s name on Schedule A hereto to conduct the lines of insurance business set forth opposite such Insurance Subsidiary’s name on Schedule A hereto, except where the failure to have such permits, licenses or authorizations would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

2.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940; and

3.	The statements set forth in the Form 10-K under the captions “Item 1. Business – Regulation” and “Item 1A. Risk Factors—Risks Relating to Our U.S. Mortgage Insurance Segment,” insofar as such statements purport to describe provisions of documents referred to therein, the Federal laws of the United States of America, the laws of the State of New York or the insurance laws and regulations of the Applicable Jurisdictions, fairly summarize such provisions or such laws and regulations in all material respects.

SCHEDULE A TO EXHIBIT C

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
1.	Genworth Financial Assurance Corporation	North Carolina	Credit Insurance; subject to the following limitations: Restricted, no new business

2.	Genworth Home Equity Insurance Corporation	North Carolina	Credit Insurance

3.	Genworth Life and Annuity Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

4.	Genworth Life Insurance Company	Delaware	Life, including annuities, Variable Annuities and Health

5.	Genworth Life Insurance Company of New York	New York	Life, Annuities and Accident and Health Insurance

6.	Genworth Mortgage Insurance Corporation	North Carolina	Mortgage Guaranty

7.	Genworth Mortgage Insurance Corporation of North Carolina	North Carolina	Mortgage Guaranty

8.	Genworth Mortgage Reinsurance Corporation	North Carolina	Mortgage Guaranty, subject to the following limitations: Restricted, no new business

9.	Genworth Residential Mortgage Assurance Corporation	North Carolina	Mortgage Guaranty

10.	Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina	Mortgage Guaranty

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
11.	Jamestown Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

12.	River Lake Insurance Company	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company (as successor by merger to First Colony Life Insurance Company)

13.	River Lake Insurance Company II	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company (as successor by merger to First Colony Life Insurance Company)

14.	River Lake Insurance Company III	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company (as successor by merger to First Colony Life Insurance Company)

15.	River Lake Insurance Company V	Vermont	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

16.	River Lake Insurance Company VI	Delaware	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

17.	River Lake Insurance Company VII	Vermont	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

18.	Rivermont Life Insurance Company I	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company (as successor by merger to First Colony Life Insurance Company)

EXHIBIT D

FORM OF COMPANY GENERAL COUNSEL OPINION

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each subsidiary listed in Schedule 1 (each a “Designated Subsidiary,” collectively the “Designated Subsidiaries”) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. All of the issued shares of capital stock of the Company and each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Prospectus, are owned, with respect to each Designated Subsidiary, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or, any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

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5. Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary,” collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

6. The statements set forth in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Our corporate formation” and (ii) in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”) under the caption “Part II.—Other Information—Item 1. Legal Proceedings,” as supplemented by the information disclosed in the Current Report on Form 8-K filed by the Company on September 14, 2009 (the “Form 8-K”), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, as of the date such reports were filed with the Securities and Exchange Commission and, with respect to the Form 10-Q and the Form 8-K, as of the date hereof, fairly presented or present the information called for with respect to such legal matters, documents and proceedings and fairly summarized or summarize the matters referred to therein in all material respects.

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